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                                     Exhibit 23
                         CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
PHP Healthcare Corporation


We consent to the incorporation by reference in the registration statement (No. 33-41577) on Form S-8 and the registration statement (No. 333-01011) on Form S-3 of PHP Healthcare Corporation of our report dated July 25, 1997, on our audits of the consolidated financial statements and financial statement schedule of PHP Healthcare Corporation and subsidiaries as of April 30, 1997 and 1996, and for the years ended April 30, 1997, 1996 and 1995, which report is included in this annual report on Form 10-K.


                             Coopers & Lybrand L.L.P.

Washington, D.C.
July 25, 1997







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